Exhibit 10.25

STATEMENT OF WORK
TFO-001

This Statement of Work (“SOW”), by and between Touchpoint Metrics, Inc. (“the Company”) and Tanger Factory Outlet Centers, Inc. (“Client”) effective as of the date accepted by Client below (“Effective Date”), will serve as Client’s approval for the Company to begin work on the project outlined in the Company’s August 13, 2012 proposal for services titled “Proposal for Tanger Outlets” (“Proposal”) under the general terms of the engagement as described there and in the following:

Project Name:  Outlet Center Customer Experience Improvement

Project Description:  Best practices-based experience design and delivery standardization for Tanger Outlet Centers.

Phase 1, Immersion ▪ Project Planning and Scheduling ▪ Project Kick-Off and Data Gathering ▪ Convention CEM Presentation ▪ Research Plan	Phase 2, Insights and Analysis ▪ 1:1 Internal Interviews ▪ Desk Research ▪ Touchpoint Mapping Workshop (Internal) ▪ Site Visit(s)
Phase 3, Experience Strategy Development ▪ Strategy Articulation ▪ Areas for Improvement ▪ Working Strategy Session	Phase 4, Design and Standardization ▪ Experience Definitions and Written Standards Guidelines ▪ Prioritization Framework and Implementation Roadmap ▪ Management Presentation and Strategy Session
Not Included: ▪ Ideation Workshop ▪ Customer Persona	▪ Touchpoint Maps ▪ Customer Research	▪ Journey Maps ▪ Training Design/Delivery

Budget Estimate:

Phase I:	Immersion	$12,950
Phase II:	Insights	$28,500
Phase III:	Optimize	$14,000
Phase IV:	Design	$21,000
	Total Fees:	$76,450

The Company’s budget estimates are based on an estimate of the actual time and resources required to complete the SOW. These fees are presented as a fixed bid fee to complete the work outlined.  The fees would only change if the scope of work changes, and only if authorized by the Client in advance, through a signed Estimated Addendum, of such fees being incurred. Out-of-pocket expenses are not included, but typically do not exceed 10% of budget total for an engagement of this type.  See “Out-of-Pocket Expenses” section below.

Payment Schedule:
Upon the Effective Date, an amount equal to one-third of the total amount of fees specified in the Budget Estimate (i.e., Seventy six thousand four hundred fifty U.S. Dollars ($76,450) (the “Project Fee Total”) will be invoiced and due upon receipt of such invoice ($25,483).  Based on an anticipated timeline of 60 days, the second invoice for an additional one-third of the Project Fee Total ($25,483) will be sent out forty-five (45) days after the Effective Date.  The third and final invoice for the remaining one-third of the Project Fee Total ($25,484) will be sent upon delivery of the final report and all deliverables specified in the Project Description, or sixty (60) days after the Effective Date, whichever comes second.  All invoices, except the initial invoice which is due upon receipt, are due Net 15 days.

Out-of-Pocket Expenses:
This SOW does not include out-of-pocket expenses. Out-of-pocket expenses include (but are not limited to) color outputs, copies, deliveries, sample acquisition or remuneration, phone, travel, etc. All out-of-pocket expenses are billed at cost, and are estimated not to exceed 10% of Project Fee Total. If the demands of the project dictate expenses that exceed this, then written approval will be obtained from Client in advance of these expenses being incurred. Out-of-pocket expenses $5,000 and up that are agreed to in advance by Client are subject to a 50% deposit, payable to the Company prior to ordering the service.

Approvals:
The current authorized approval source for Client is Carrie Geldner.

Terms and Conditions:
This SOW is entered under and pursuant to the Services Agreement between the Company and the Client (“Agreement”) dated August 28, 2012, and is subject to all the terms and conditions of that Agreement.

For the Company	Accepted for Client

MICHAEL HINSHAW	CARRIE GELDNER
Signature	Signature

Michael Hinshaw	Carrie Geldner, Senior Vice President,
President	Marketing & CMO

8/29/12
August 28, 2012	Date

Statement of Work – TFO-001	Page 2 of 2